Exhibit 99.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
BETWEEN DOUGLAS R. LEBDA AND IAC/INTERACTIVECORP

This Amendment No. 1 (this “Amendment”) to that certain Employment Agreement, dated as of January 7, 2008 (the “Agreement”), between Douglas R. Lebda (the “Employee”) and IAC/InterActiveCorp (“IAC” or the “Company”), is effective as of August 15, 2008 (the “Amendment Effective Date”). All capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

WHEREAS, subject to the terms and conditions set forth herein, Employee and the Company wish to make certain amendments to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             Subsection (c) of Section 3A of the Agreement is hereby deleted and replaced in its entirety with the following:

“(c)                                                   EQUITY COMPENSATION.

(i)                    Grant of LendingTree Equity Incentives. At the time of the LT Spin-Off (or, in the case of the Restricted Preferred Stock (as defined in subsection (i) (C) below), two days prior to the LT Spin-Off), Employee shall be granted the following equity awards, with the vesting of each of the awards dependent on the continued service of Employee to LendingTree through the vesting term:

(A)          Restricted stock of the LT Parent (“LT Restricted Stock”) in an amount equal to 1% of the fully diluted common equity of LT Parent immediately after the consummation of the LT Spin-Off (after giving effect to the grant of LT Restricted Stock and the LT Options (as defined below), but not taking into account any common units of LendingTree, LLC outstanding under the Shares Agreement immediately after the consummation of the LT Spin-Off (whether held by Employee or others)) (the “Diluted LT Common Shares”). The LT Restricted Stock will vest in full on the first anniversary of the LT Spin-Off. The LT Restricted Stock will be governed by a new LendingTree stock plan to be established by the LT Parent Board of Directors (or a committee thereof) (the “LT Stock Plan”) and a related agreement. In the event of any conflict or ambiguity between this Agreement and the LT Stock Plan or agreement, this Agreement shall control. For purposes of clarity, Diluted LT Common Shares will include, without limitation, any shares in LT Parent that Employee receives in the LT Spin-Off in respect of his IAC shares (i) held as of the Effective Date which were received in exchange for 25% of his LendingTree management equity shares (ii) to be received in exchange for another 25% of his LendingTree management equity shares held as of the Effective Date.

(B)           Two separate awards of stock options (the “LT Options”), each award giving Employee the right to acquire 5% of the Diluted LT Common Shares, with per share exercise prices for each award calculated as follows:

(1)           First Award – The higher of (x) the quotient obtained by dividing $100,000,000 by the number of Diluted LT Common Shares and (y) the closing trading price of the LT Parent common stock on the first full trading day following the LT Spin-Off (determined in accordance with the rules of the Nasdaq Stock Market) (the higher of (x) and (y), the “First Tranche Exercise Price”).

(2)           Second Award – The higher of (x) the quotient obtained by dividing $300,000,000 by the number of Diluted LT Common Shares and (y) two times the First Tranche Exercise Price.

The LT Options will be governed by the LT Stock Plan and a related agreement and shall each vest in full on the fifth anniversary of the Effective Date. In the event of any conflict or ambiguity between this Agreement and the LT Stock Plan or agreement, this Agreement shall control.

(C)           In consideration for Employee’s past and future services to LendingTree LLC and its subsidiaries, restricted shares of Series A Preferred Stock (the “Restricted Preferred Stock”) of a subsidiary of LT Parent that will indirectly own all of the equity interests of LendingTree, LLC immediately after the Spin-Off (other than those common units of LendingTree, LLC outstanding under the Shares Agreement held by Employee and certain other employees or former employees of LendingTree, LLC) (such entity, “LT Intermediate Holdco”), such shares having an aggregate liquidation preference of $5,000,000 (the “Liquidation Preference”). The Restricted Preferred Stock will (1) vest in equal annual installments on the first three anniversaries of the LT Spin-Off and as otherwise set forth in the Restricted Stock Agreement (as defined below); (2) be mandatorily redeemable by the issuer on the fifth anniversary of the date of issuance; (3) accrue dividends at a rate to be set by IAC prior to issuance designed to ensure that the value of the Restricted Preferred Stock at the time of issuance will be equal to the Liquidation Preference (but in no event shall the dividend rate be less than 10% per annum); and (4) have such other terms as shall be set forth in the Certificate of Incorporation for LT Intermediate Holdco. The Restricted Preferred Stock will be governed by a restricted stock agreement to be entered into by Employee and LT Intermediate Holdco (the “Restricted Stock Agreement”); in the event of any conflict or ambiguity between this Agreement and the Restricted Stock Agreement, this Agreement shall control.

(ii)                   The Shares. Section 3(c)(i) of the Prior Agreement shall remain in full force and effect, except that

(A)          the shares of Exchange Stock shall vest in full and, and all other provisions in the Prior Agreement relating to the Exchange Stock and the Target Shares shall no longer be in effect (1) immediately prior to the LT Spin-Off, provided Employee remains employed by the Company at such time, (2) if earlier than (1), immediately prior to the Company’s disposition (either through spin-off or other means) of the last of its Ticketing, HSN and Interval businesses, provided that all three of such businesses have been so disposed of (such third disposition, the “Threshold Disposition”), provided Employee remains employed by the Company at such time, (3) upon Employee’s termination of employment in accordance with either Section 3A(e) of the Agreement or Section 1(g) of the Standard Terms and Conditions attached hereto, or (4) upon any Qualifying Termination (as defined in Section 1(d) of the Standard Terms and Conditions) (the earliest to occur of (1), (2), (3) or (4), the “Exchange Stock Vesting Date”); and

(B)           two days prior to the LT Spin-Off, the Target Shares shall be exchanged for 300,000 shares of IAC Common Stock, which such shares will vest in full on the Exchange Stock Vesting Date.

(iii)                  Treatment of IAC Equity Awards. All IAC restricted stock units held by Employee on the Effective Date shall vest, to the extent not previously vested, with Growth Shares granted in February 2007 vesting at the target level, (A) immediately prior to the closing of the LT Spin-Off, provided Employee remains employed by the Company at such time, (B) if earlier than (A), immediately prior to the closing of the Threshold Disposition, provided Employee remains employed by the Company at such time, (C) upon Employee’s termination of employment in accordance with either Section 3A(e) of the Agreement or Section 1(g) of the Standard Terms and Conditions attached hereto, or (D) upon any Qualifying Termination.”

2.         The following paragraph is hereby added following subsection (f) of Section 3A of the Agreement:

“(g)                 SECTION 83(b) ELECTION. Employee agrees to promptly (but in no event later than the date of the LT Spin-Off) make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “83(b) Election”) with respect to the grant of Restricted Preferred Stock made hereunder. The valuation of the Restricted Preferred Stock reflected in the 83(b) Election made by Employee shall be as determined by a nationally recognized valuation firm selected by IAC and in no event shall be less than the Liquidation Preference or, without the consent of Employee, more than the Liquidation Preference. Concurrently with Employee’s 83(b) Election, Employee shall (i) remit to LT Intermediate Holdco or its designee all required federal, state and local taxes required to be withheld in connection with making the 83(b) Election and (ii) deliver the executed 83(b) Election to IAC so that IAC may file the 83(b) Election on behalf of Executive.”

3.             Clause (D) of Section 1(d) of the Standard Terms and Conditions of the Agreement is hereby deleted and replaced with the following:

“(D) to the extent previously granted, the Company shall vest in full the LT Restricted Stock, the Restricted Preferred Stock and the LT Options on the termination date and such options shall remain exercisable for a period of twelve months from the date of such termination;”

4.             Except as explicitly set forth herein, the Agreement will remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date set forth above.

IAC/INTERACTIVECORP

By:	/s/ GREGORY R. BLATT
Name:	Gregory R. Blatt
Title:	Executive Vice President and
General Counsel

/s/ DOUGLAS R. LEBDA
DOUGLAS R. LEBDA